EXHIBIT 3.1

Rights and Preferences for Series A Convertible Preferred Stock

CERTIFICATE OF DESIGNATION OF

POWERS, PREFERENCES AND RIGHTS OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

SIBLING GROUP HOLDINGS, INC.

FIRST:  The name of the corporation is Sibling Group Holdings, Inc. (the “Corporation”).

SECOND:  The Amended and Restated Certificate of Formation of the Corporation provides that the Corporation shall have authority to issue (a)  500,000,000 shares of common stock, par value $.0001 per share (the “Common Stock”) and (b) 10,000,000 shares of Series A Preferred, par value $.0001, (“Series A Preferred”), the designations, preferences, rights, qualifications, limitations, and restrictions of which may be fixed and determined by the Board of Directors of the Corporation without shareholder action in accordance with Section 21.155 of the Texas Business Organizations Code (“TBOC”).

THIRD:  On January 29, 2015, the Board of Directors, pursuant to the authority granted in the Amended and Restated Certificate of Formation, and in accordance with Section 21.155 of the TBOC has passed a resolution creating Series A Convertible Preferred Stock and fixing the number of shares to be included in such series, and the powers, designations, preferences, and relative, participating, optional, or other rights, if any, and the qualifications, limitations, or restrictions, if any, which are set forth in their entirety in Appendix I hereto;

FOURTH:  this Certificate of Designation of Powers, Preferences, and Rights of Series A Series A Preferred (the “Certificate of Designation”) has been adopted by all necessary action on the part of the Corporation;

FIFTH:   The Corporation has caused this Certificate of Designation to be signed by Maurine Findley, its Chief Executive Officer, this ___ day of _______, 2015.

SIBLING GROUP HOLDINGS, INC.

By:
Maurine Findley, Chief Executive Officer

APPENDIX 1

TO

CERTIFICATE OF DESIGNATION OF

POWERS, PREFERENCES AND RIGHTS OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

SIBLING GROUP HOLDINGS, INC.

WHEREAS, The Amended and Restated Certificate of Formation of the Corporation provides that the Corporation shall have authority to issue (a)  500,000,000 shares of common stock, par value $.0001 per share (the “Common Stock”) and (b) 10,000,000 shares of Series A Preferred, par value $.0001, (“Series A Preferred”), the designations, preferences, rights, qualifications, limitations, and restrictions of which may be fixed and determined by the Board of Directors of the Corporation without shareholder action in accordance with Section 21.155 of the Texas Business Organizations Code (“TBOC”).

WHEREAS, the Board of Directors, pursuant to its authority as aforesaid, desires to create and fix the terms of Series A Convertible Preferred Stock;

IT IS HEREBY RESOLVED, that a series of 500,000 shares of Series A Preferred of the Corporation designated as “Series A Preferred” be and the same is hereby created;

RESOLVED FURTHER, that the designation, powers, preferences and relative, participating, optional, and other special rights with respect to the Series A Preferred and qualifications, limitations, and restrictions thereof, are as set forth below:

Section 1.

Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.

“Alternate Consideration” shall have the meaning set forth in Section 6(e).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.0001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, Series A Preferred, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Amount” means the sum of the Stated Value at issue.

“Conversion Date” shall have the meaning set forth in Section 5(a).

“Conversion Price” shall have the meaning set forth in Section 5(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series A Preferred in accordance with the terms hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Holder” shall have the meaning given such term in Section 2.

“Junior Securities” means the Common Stock and all other Common Stock Equivalents of the Corporation other than those securities which are explicitly senior or pari passu to the Series A Preferred in dividend rights or liquidation preference.

“Liquidation” shall have the meaning set forth in Section 4.

“Texas Courts” shall have the meaning set forth in Section 7(d).

“Notice of Conversion” shall have the meaning set forth in Section 5(a).

“Original Issue Date” means the date of the first issuance of any shares of the Series A Preferred regardless of the number of transfers of any particular shares of Series A Preferred and regardless of the number of certificates which may be issued to evidence such Series A Preferred.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Series A Preferred” shall have the meaning set forth in Section 2.

“Share Exchange Agreement” means the Share Exchange Agreement, dated as of December ___, 2014, among the Corporation and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Securities” means the Series A Preferred and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 5(c).

“Stated Value” shall have the meaning set forth in Section 2.

“Subsidiary” means any subsidiary of the Corporation as set forth on Schedule 3(a) of the Share Exchange Agreement and shall, where applicable, also include any direct or indirect subsidiary of the Corporation formed or acquired after the date of the Share Exchange Agreement.

“Successor Entity” shall have the meaning set forth in Section 6(c).

“Trading Day” means a day on which the New York Stock Exchange is open for business.

“Transaction Documents” means this Certificate of Designation, the Share Exchange Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated pursuant to the Share Exchange Agreement.

“Transfer Agent” means a transfer agent to be appointed by the Corporation and any successor transfer agent of the Corporation.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion of the Series A Preferred in accordance with the terms of this Certificate of Designation.

Section 2.

Designation, Amount and Par Value and Dividends.

(a) The Series A Preferred shall be designated as Series A Convertible Preferred Stock (the “Series A Preferred”) and the number of shares so designated shall be up to 500,000 (which shall not be subject to increase without the written consent of all of the holders of the Series A Preferred (each, a “Holder” and collectively, the “Holders”)). Each share of Series A Preferred shall have a par value of $0.0001 per share and a stated value equal to $10.00 (the “Stated Value”).

Section 3.

Voting Rights. Each share of the Series A Preferred shall be entitled to one vote. Notwithstanding the foregoing, as long as any shares of Series A Preferred are outstanding, the Corporation shall not, without the affirmative vote of the Holders of 51% of the then outstanding shares of the Series A Preferred, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined in Section 4) senior to, or otherwise pari passu with, the Series A Preferred, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (d) increase the number of authorized shares of Series A Preferred, or (e) enter into any agreement with respect to any of the foregoing.

Section 4.

Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under this Certificate of Designation, for each share of Series A Preferred before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets and funds of the Corporation shall be distributed ratably among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.  The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

Upon the completion of the distribution required in the preceding paragraph, if assets or funds remain in excess of the amount distributed pursuant to the preceding paragraph, the holders of Junior Securities shall receive all of the remaining assets of the Corporation, pro rata based on the number of shares of Common Stock such holder then holds or would hold upon conversion or exchange of Common Stock Equivalent into Common Stock.

Section 5.

Conversion.

a)

Conversions at Option of Holder. Each share of Series A Preferred shall be convertible, (i) at any time and from time to time from after 24 months after the Original Issue Date or (ii) at any time after delivery of notice by the Company of the occurrence of any of the events set forth in Section 6(d)(ii), each at the option of the Holder thereof, into that number of shares of Common Stock  determined by dividing the Stated Value of such share of Series A

Preferred by the Conversion Price. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Series A Preferred to be converted, the number of shares of Series A Preferred owned prior to the conversion at issue, the number of shares of Series A Preferred owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required.  The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error.  To effect conversions of shares of Series A Preferred, a Holder shall not be required to surrender the certificate(s) representing the shares of Series A Preferred to the Corporation unless all of the shares of Series A Preferred represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Series A Preferred promptly following the Conversion Date at issue.  Shares of Series A Preferred converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued.

b)

Conversion Price.  The conversion price for the Series A Preferred shall equal $0.50, subject to adjustment herein (the “Conversion Price”).

c)

Mechanics of Conversion

i.

Delivery of Conversion Shares Upon Conversion. Not later than three (3) Trading Days after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the converting Holder (A) the number of Conversion Shares being acquired upon the conversion of the Series A Preferred which, on or after the earlier of (i) the twelve month anniversary of the Original Issue Date or (ii) the Effective Date, shall be free of restrictive legends and trading restrictions, and (B) a bank check in the amount of accrued and unpaid dividends.  If the Common Stock is listed or quoted for public trading, the Corporation shall deliver the Conversion Shares required to be delivered by the Corporation under this Section 5 electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

ii.

Failure to Deliver Conversion Shares.  If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the Share Delivery Date, in addition to any other remedies that may be available to Holder at law or equity, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such Conversion Shares, to rescind such Conversion, in which event the Corporation shall promptly return to the Holder any original Series A Preferred certificate delivered to the Corporation and the Holder shall promptly return to the Corporation the Conversion Shares issued to such Holder pursuant to the rescinded Conversion Notice.

iii.

Obligation Absolute.  The Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Series A Preferred in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Corporation of any such action that the Corporation may have against such Holder.  In the event a Holder shall elect to convert any or all of the Stated Value of its Series A Preferred, the Corporation may not refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Series A Preferred of such Holder shall have been sought and obtained, and the Corporation posts a surety bond for the benefit of such Holder in the amount of 150% of the Stated Value of Series A Preferred which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment.  In the absence of such injunction, the Corporation shall issue Conversion Shares and, if applicable, cash, upon a properly noticed conversion.

iv.

Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series A Preferred, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Series A Preferred), not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 6) upon the conversion of the then outstanding shares of Series A Preferred.  The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

v.

Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series A Preferred.   As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

vi.

Transfer Taxes and Expenses.  The issuance of Conversion Shares on conversion of this Series A Preferred shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holders of such shares of Series A Preferred and the Corporation shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.  The Corporation shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

Section 6.

Certain Adjustments.

a)

Stock Dividends and Stock Splits.  If the Corporation, at any time while this Series A Preferred is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of this Series A Preferred), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to this Section 6(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)

Pro Rata Distributions. During such time as this Series A Preferred is outstanding, if the Corporation declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Series A Preferred, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete Conversion of this Series A Preferred (without regard to any limitations on Conversion hereof) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution

c)

Calculations.  All calculations under this Section 6 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 6, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

d)

Notice to the Holders.

i.

Adjustment to Conversion Price.  Whenever the Conversion Price is adjusted pursuant to any provision of this Section 6, the Corporation shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.

Notice to Allow Conversion by Holder.  If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common

Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Series A Preferred, and shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Corporation, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.

Section 7.

Miscellaneous.

a)

Notwithstanding the foregoing, the Series A Preferred may not be sold, pledged or otherwise transferred without the prior written consent of the Company’s Board of Directors.

b)

Notices.  Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at the address set forth above Attention: Maurine Findley, CEO, facsimile number _______________, or such other facsimile number or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 7.  Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Corporation.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

c)

Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages, accrued dividends and accrued interest, as applicable, on the shares of Series A Preferred at the time, place, and rate, and in the coin or currency, herein prescribed.

d)

Lost or Mutilated Series A Preferred Certificate.  If a Holder’s Series A Preferred certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series A Preferred so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

e)

Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas, without regard to the principles of conflict of laws thereof.  Each Holder that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in Travis County, Texas (the “Texas Courts”).  Each Holder by accepting the Series A Preferred irrevocably submits to the exclusive jurisdiction of the Texas Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Texas Courts, or such Texas Courts are improper or inconvenient venue for such proceeding.  Each Holder irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each Holder irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby.  If any party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

f)

Waiver.  Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders.  The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion.  Any waiver by the Corporation or a Holder must be in writing.

g)

Severability.  If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

h)

Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

i)

Headings.  The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

j)

Status of Converted or Redeemed Series A Preferred.  Shares of Series A Preferred may only be issued pursuant to the Share Exchange Agreement.  If any shares of Series A Preferred shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of Series A Preferred and shall no longer be designated as Series A Preferred.

*********************

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF SERIES A PREFERRED)

The undersigned hereby elects to convert the number of shares of Series A Convertible Series indicated below into shares of common stock, par value $0.0001 per share (the “Common Stock”), of Sibling Group Holdings, Inc. , a Nevada corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation in accordance with the Share Exchange Agreement. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion: _____________________________________________
Number of shares of Series A Preferred owned prior to Conversion: ______________
Number of shares of Series A Preferred to be Converted: _____________________
Stated Value of shares of Series A Preferred to be Converted: __________________
Number of shares of Common Stock to be Issued: ___________________________
Applicable Conversion Price:____________________________________________
Number of shares of Series A Preferred subsequent to Conversion: _____________
Address for Delivery: ______________________
[HOLDER] By:___________________________________ Name: Title: